Exhibit 24.d

WRITTEN ACTION IN LIEU OF MEETING

OF

THE BOARD OF DIRECTORS

OF

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

The undersigned, constituting all of the members of the Board of Directors (the “Board”) of Allianz Life Insurance Company of North America, a Minnesota corporation (the “Company”), acting pursuant to the relevant provisions of the Minnesota statutes, consent to the adoption of and do hereby adopt the following resolutions, effective as of April 11, 2014:

WHEREAS, the Company develops and sells insurance products (the “Products”) that must be registered with the U.S. Securities and Exchange Commission (the “SEC”) as securities under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company proposes to file a Form S-1 registration statement with the SEC for its “Allianz Index Advantage” product, which is a deferred annuity contract that offers both variable and index-linked investment choices; and

WHEREAS, in connection with the Allianz Index AdvantageSM Variable Annuity, the Company desires to establish a new Separate Account designated as “Separate Account IATX” (“Separate Account IATX”) which shall be an insulated, non-unitized Separate Account; and

WHEREAS, the Company’s Board of Directors has previously authorized the filing of the Form S-1 registration statement;

NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to establish Separate Account IATX; and

FURTHER RESOLVED, that Company officers or other Board-designated employees are hereby authorized and directed, for and on behalf of the Board, to execute such other documents and agreements and to take any and all actions as are necessary or appropriate to effect the actions authorized by these resolutions or that are consistent with or in furtherance of these resolutions, and all actions of such persons previously taken as herein authorized are ratified in all respects.

IN WITNESS WHEREOF, the members of the Board have set their hands effective as of date set forth above.

Gary C. Bhojwani	Marna C. Whittington

Ronald M. Clark	Giulio Terzariol

David L. Conway	Walter R. White